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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Impac Mortgage Holdings, Inc.:

We consent to the incorporation by reference in the registration statement No. 333-121562 on Form S-3 and registration statements (Nos. 333-12025, 333-68128, 333-83650, 333-117137, 333-117070, 333-106647, 333-128113 and 333-136575) on Form S-8 of Impac Mortgage Holdings, Inc. of our report dated May 13, 2005, except as to Note A.2, which is as of March 9, 2007 with respect to the consolidated statements of operations and comprehensive earnings, changes in stockholders' equity and cash flows of Impac Mortgage Holdings, Inc. and subsidiaries (the Company) for the year ended December 31, 2004, which report appears in the December 31, 2006, annual report on Form 10-K of Impac Mortgage Holdings, Inc..

           As discussed in Note A.2, the Company has restated the consolidated financial statements for the year ended December 31, 2004.

/s/ KPMG LLP
Los Angeles, California March 13, 2007

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm